FOR IMMEDIATE RELEASE
                                                                 April 12, 2000


                         POINT WEST CAPITAL CORPORATION
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                            ANNOUNCES RESOLUTION WITH
                            -------------------------
                                 NOTEHOLDERS OF
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                        DIGNITY PARTNERS FUNDING CORP. I
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         SAN FRANCISCO --(April 12, 2000) Point West Capital Corporation (Nasdaq

Symbol:  PWCC)  today  announced  that it has  reached  an  agreement  with  the

Noteholders  of Dignity  Partners  Funding Corp. I (the  Company's  wholly-owned

viatical  settlement   subsidiary)  regarding  a  potential  default  under  the

Securitized Notes issued by DPFC.

         The parties  have agreed  that on June 30,  2002 the  Noteholders  will purchase  the stock of DPFC from the Company  for a nominal  amount and that the

Company will continue to act as servicer for the life insurance policies held by

DPFC for $18,000 per month through the purchase  date. The  Noteholders  will be obligated to fund any cash flow  deficiencies  to pay the  servicing  fee,  life insurance premiums and certain other costs associated with DPFC.

 (KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS:  POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
           Alan B. Perper, 415/394-9467